Registration No. 333-71683

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

________________________________

BANK OF COMMERCE HOLDINGS

(Exact name of registrant as specified in its charter)

California	94-2823865
(State of incorporation)	(IRS Employer Identification No.)

555 Capitol Mall, Suite 1255
Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

REDDING BANCORP 1998 STOCK OPTION PLAN

(Full title of the plan)

Randall S. Eslick

President and Chief Executive Officer

Bank of Commerce Holdings

555 Capitol Mall, Suite 1255

Sacramento, California 95814

Telephone (800) 421-2575

(Name, address, and telephone number of agent for service)

Copies to:

Mary Ann Frantz

Miller Nash Graham & Dunn LLP

111 SW Fifth Avenue, Suite 3400

Portland, Oregon 97204

Telephone (503) 224-5858

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNISSUED SECURITIES

Registration Statement on Form S-8 (File No. 333-71683) (the “Registration Statement”), initially filed February 3, 1999, by Bank of Commerce Holdings (the “Registrant”), registered 540,000 shares of common stock of the Registrant for issuance under the Redding Bancorp 1998 Stock Option Plan (the “Plan”).

This Post-Effective Amendment No. 1 to the Registration Statement is being filed by the Registrant to remove from registration all the remaining shares of common stock that have not been issued under the Plan and to terminate the registration.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, state of California, on the 31st day of July, 2019.

BANK OF COMMERCE HOLDINGS

By:	/s/ James A. Sundquist
James A. Sundquist
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2019.

Signature	Title
(1) Principal Executive Officer and Director:

/s/ Randall S. Eslick	President and Chief Executive Officer and Director
Randall S. Eslick

(2) Principal Financial and Accounting Officer:

/s/ James A. Sundquist	Executive Vice President and Chief Financial Officer
James A. Sundquist

(3) A majority of the Board of Directors:

/s/ Orin N. Bennett	Director
Orin N. Bennett

/s/ Gary R. Burks	Director
Gary R. Burks

/s/ Joseph Q. Gibson	Director
Joseph Q. Gibson

/s/ Jon W. Halfhide	Director
Jon W. Halfhide

/s/ David J. Inderkum	Director
David J. Inderkum

/s/ Linda J. Miles	Director
Linda J. Miles

/s/ Karl L. Silberstein	Director
Karl L. Silberstein

/s/ Terence J. Street	Director
Terence J. Street

/s/ Lyle L. Tullis	Director
Lyle L. Tullis